Exhibit 99.1

PACIFIC OAK
CAPITAL ADVISORS


Office
Multifamily
Land
Bruce Woodbury Beltway
215 Bruce Woodb

PACIFIC OAK SOR (BVI) Holdings LTD

Capital Market Presentation Update
Based on Q1-2025 Reports

-July 2025-


Single Family Rentals
Hotel
QUEEN & C

Disclaimer

This presentation does not constitute a public offering of securities by Pacific Oaks SOR (BVI) Holdings Ltd (hereinafter: "the Company") and should not be interpreted as such. The presentation serves as an update to the capital market on behalf of the Company. The information contained in this presentation and any other information provided during its presentation (hereinafter: "the Information") does not constitute a recommendation or opinion of an investment or tax advisor. The Information is for general and condensed information purposes only. In general, investment in the Company's securities involves risk. It should be noted that past data does not necessarily indicate future performance. Acquisition of the Company's securities requires a thorough review and analysis of its financial statements and publicly disclosed information from legal, accounting, tax, and economic perspectives.

Additionally, the following information is presented here for the first time: consolidated LTV data for the Company's assets, as well as NOI data including the Company's share in associated companies (as stated on slide 3), information regarding the Company's bonds as of June 30, 2025 (as stated on slide 4), a tabular and graphical presentation of bond coverage as of March 31, 2025 (as stated on slide 5), the Company's plans for asset sales and refinancing to manage liquidity through 2028 (as stated on slide 6), extension of the loan maturity date for the Madison Square property to November 2025, as well as the disposal by the associated company holding the 353 Sacramento asset to the lender via a Deed in Lieu as part of a Note Sale (as stated on slide 7), and a general business plan update by asset (as stated on slide 8).

The information below constitutes "forward-looking information" as defined in the Securities Law (5728-1968) (hereinafter: "the Law"): the Company's plans for completing the refinancing of bonds (Series C) (as stated on slides 5, 7, and 8), the Company's plans for asset sales and the equity expected from them, including the sale of Park Highlands lands, residential assets, office assets, and other potential assets (as stated on slides 5, 6, and 7), sensitivity analysis and forecasts regarding the impact of reductions in operating expenses in PORT's residential assets and increases in occupancy rates on NOI (as stated on slide 9), scheduled debt maturities (as stated on slide 7), expected delivery dates for phases B and C to the tenant at the 110 William property, and data regarding capital structure (as stated on slides 10 and 11).

Information regarding the sale transactions of Park Highlands lands, including expected completion dates, completion itself, and resulting revenue, is based on the said sales agreement and ongoing dialogue with the buyer. This information may not materialize if there are adverse changes in the real estate market where the asset is located, if the conditions precedent for completing the agreement are not met, if the buyer withdraws, or if risk factors specified in section 1.18 of chapter A of the Company's 2024 annual report are realized.

Information regarding potential sale transactions, in addition to those related to Park Highlands lands, is based on information and calculations made by the Company and ongoing dialogues with potential buyers, which may not materialize or may only partially materialize due to changes in the economic environment where the Company's assets are located and the realization of risk factors as specified in section 1.18 of chapter A of the 2024 annual report.

Information regarding the expected delivery dates for phases B and C to the tenant at the 110 William property is based on the lease agreement for the property and the progress of upgrade works for the tenant. This information may not materialize or may only partially materialize due to changes in the economic environment where the property is located, delays in upgrade works, and the realization of risk factors as specified in section 1.18 of chapter A of the 2024 annual report.

Information regarding the impact of reduced operating costs in PORT's residential assets and increased occupancy rates on NOI and value is based on the Company's economic calculations, relying on residential asset operations, the current cap rate, and the Company's experience in the field. These forecasts may not materialize or may materialize only partially or differently due to changes in the economic environment where the residential assets are located, cap rates, and the realization of risk factors as specified in section 1.18 of chapter A of the 2024 annual report.

Information regarding debt maturities as of March 31, 2025 is based on loan agreement terms, calculations made by the Company, and negotiations conducted by the Company with existing and potential lenders, as well as its experience in this field. This information may not materialize or may only partially materialize if negotiations with lenders do not mature, due to adverse effects of inflationary trends and Federal interest rates (as detailed in section 1.6.8 of chapter A of the 2024 annual report), due to adverse changes in the real estate market where the assets are located and the realization of risk factors specified in section 1.18 of chapter A of the 2024 annual report.

PACIFIC OAK

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About Pacific Oak

Pacific Oak Group, founded by Keith Hall and Peter McMillan III, operates through Pacific Oak Capital Advisors. The firm advises Pacific Oak SOR (BVI) Holdings Ltd., its parent Pacific Oak Strategic Opportunity REIT (a U.S. public non-traded REIT), and serves as the U.S. asset manager for Keppel Pacific Oak US REIT (listed on the Singapore exchange, SGX-ST).

Company Figures as of Q1-2025:

Equity: $517.5M
Net Debt to Net Cap: 69%
Loan-to-value, Consolidated: 49%
Net operating income: $54.7M (Annual NOI for consolidated investments);
$54.3M (Annual NOI including the Company's share of unconsolidated joint venture properties)

Current S&P Maalot Rating Bond B and D Rating BBB; Bond C Rating A- (first position)

Strong track record in the Israel Capital Market - The first bonds in the Israeli Market were issued more than 9 years ago. <u>The group has been a public (non-traded) REIT in the U.S since 2010, and remains current on all bonds.</u>

Company is actively working on reducing leverage through strategic asset sales and stabilization at 110 William.


Multifamily:
1180 Raymond Boulevard,
Newark, NJ

PACIFIC OAK

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Bond Summary

The Company has bonds outstanding of approximately $331.3 million as of June 30, 2025. Below is an overview of the bonds in USD and ILS.

Refer to the subsequent slides for (i) current bond coverage and (ii) planned asset sales.

				In USD (000) (6)				In ILS (000)	
Israeli bond	**Ref**	**Maturity**	**Rate (4)**	**Principal**	**Annual interest(4)**	**Pledge status**	**Minimum equity (5)**	**Principal**	**Annual interest**
Series B	**1**	1/31/2026	5.18%	115,136	5,964	Unencumbered	475,000	388,237	20,111
Series C	**2**	6/30/2026	10.00%	42,112	4,211	Pledged (2)	450,000	142,002	14,200
Series D	**3**	2/28/2027(3)	11.00%	174,100	19,151	Unencumbered	450,000	587,065	64,577
Total				**331,347**	**29,326**			**1,117,304**	**98,888**

(1) Series B has one final principal payment in January 2026. Interest paid semi-annually on 1/31 and 7/31 each year.
(2) Series C is collaterized by land, including Richardson land a portion of Park Highlands undeveloped land. Interest paid semi-annually on 6/30 and 12/31 each year.
(3) Series D has three equal sinking fund principal payments due in February 2027, 2028, and 2029. Interest paid semi-annually on 2/28 and 8/31 each year.
(4) Rate and Annual interest columns reflect the current annual view under the latest S&P Maalot rating, as shown on the prior slide.
(5) Represents the minimum equity required for the Company (Pacific Oak SOR (BVI) Holdings Ltd) in its Deeds of Trust. As of March 31, 2025 current equity was $517.5 million.
(6) Amounts shown in USD are based on the exchange rate as of June 30, 2025 of 3.372.

PACIFIC OAK

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5 Bond Coverage(1), as of March 31, 2025 (1) Owner’s net equity plus bonds net. Fair values are as of March 31, 2025. Bond principal amounts reflect March balances with FX rates as of June 30, 2025. (2) Using figures reflected in the Statement of Financial Position, Equity value in properties i s calculated as the property value, less secured debt principal balance, adjusted for the Company’s share of joint venture properties. (3) Primarily consists of approximately $14.5 million in Park Highlands development obligat ions, approximately $13.2 million in reserves for Bond Series B, C and D interest and expenses, with the remaining representing other lender reserves. (4) Represents the Park Highlands land. Approximately 183 remaining developable acres is under a sale contract executed March 10, 2024 and according to which the expected closings are in December 2026 and December 2027 contingent upon satisfact ion of certain condit ions. (5) Fair value equity amounts reflect $23.2 million for 210 W. 31st Street (a redevelopment in New York, NY), $22.1 million for the Richardson developable land, and $10.5 million for the Q&C Hotel. (6) Total of other assets and liabil ities in the Statement of Financial Position, which, combined with liquidity and equity value s in properties presented, equals the bond coverage value per the financial statements. A mo unt (2) % P er F air value o f T o tal Cash & Cash Equivalents 22,976 2.8% Restricted Cash(3) 39,268 4.8% Equity Securities 13,154 1.6% Subto tal – Liquidity $ 75,398 9.3% Equity Value in Land Under Sale Contract (4) 102,141 12.6% Equity Value in Residential (SFR & Apartments) 260,141 32.1% Equity Value in 110 William 160,556 19.8% Equity Value in Office (Excl. 110 William) 245,756 30.3% Equity Value in Other Properties (5) 55,807 6.9% Subto tal – Equity Value in P ro pert ies $ 824,400 101.7% Other Assets/(Liabilities), net (6) (89,373) (11.0%) T o tal – B o nd C o verage Value $ 810,425 100.0% (Owner’ s N et Equity + B o nds N et) B o nd C o verage (000) Liquidity Equity in Land Under Sale Contract Equity in Residential Properties Equity in 110 William Equity in Other Properties Equity in Offices (Excl. 110 William) Other Assets/(Liabilities) Series B Series C Series D ($100,000) $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 $1,100,000 $1,200,000 Fair value Bond principal Bond Coverage 6 Asset Sales & Financings, to Manage Liquidity With the forecasted property sales below, the Company remains strategic in reinvesting and managing liquidity. (1) Using the FX rate of 3.372 ILS/USD as of market close June 30, 2025 with a principal balance of 388,237,587 ILS as of March 31, 2025. The Company is monitoring FX movements since March 31, as recent shifts have increased the NIS value to USD. Refer to FN3 for more detail on a third-party refinance related to Series C. (2) Using the property values reflected in the Statement of Financial Position, except for Q&C Hotel which is carried in the Statement of Financial Position on a depreciated cost basis in accordance with International Financial Reporting Standards rather than fair value. Proceeds is calculated as the property value, less debt principal and buyer deposits, where applicable. (3) Estimated gross proceeds are $80 million from a refinance of Series C. Repayment amount of $42.1 million uses 6/30/25 FX rates. The loan will be repaid with Park Highlands land sale proceeds—183 acres under contract as of March 10, 2024, with closings expected in December 2026 and December 2027, subject to conditions. (4) Represents cash flow used for bond principal repayments. Refer to FN1 for the calculation of bond principal payments. (5) 2027 – 2028 represents $200.0 million of proceeds related to a 110 William sale based on an exit value of $540.0 million applied to the contractual waterfall mechanism. Proceeds contingent upon market conditions and future debt levels. Refer to slide 11 for more detail. The Company has approximately $115.1 million (1) due for the Series B payoff in January 2026. The estimated equity proceeds as a result of the potential sales targets and ones under contract are well above the Series B payment. The Company plans to generate liquidity through 2028 from (i) selling properties and/or partial interests therein, (ii) extending the maturing debt, (iii) pursuing opportunities for new debt and (iv) expected NOI increases from 110 William stabilization and PORT’s optimization. 2025 - 2026: 2027 - 2028: Total, 2025 - 2028: Proceeds Proceeds (5) Proceeds Potential sales targets: Residential properties 140,000,000 - 140,000,000 Strategic properties 27,266,747 200,000,000 227,266,747 Subtotal - Potential sales targets (2) 167,266,747 200,000,000 367,266,747 Third party refinance of Series C (3) 80,000,000 - 80,000,000 Total proceeds $ 247,266,747 $ 200,000,000 $ 447,266,747 Series C 42,111,973 - 42,111,973 Series B 115,135,610 - 115,135,610 Series D - 174,099,871 174,099,871 Cash required for bond servicing (4) 157,247,584 174,099,871 331,347,454 7 Asset and related debt scenarios Note that the extended maturities are subject to the satisfaction of certain conditions. Refer to subsequent slide for additional detail by asset. (1) The Georgia 400 property closed under a distressed value in July 2025, which approximates the debt and limits recourse to the Company. (2) A forbearance agreement was entered into with the lender for Crown Pointe with an initial maturity date of September 30, 2025 and the option to extend to December 31, 2025. (3) Richardson and Q&C Hotel loans are cross-collateralized. The Company is in the market for the properties while working with the lender on a refinance. (4) Madison Square loan matured in April 2025 and it was agreed with the lender to extend maturity date to November 2025. The com pany intends to modify the debt terms or refinance and is in active discussions with the lender. (5) The residential homes portfolio includes debt that will mature on the following dates with no extensions: $39.5 million on October 1, 2025, $10.5 million on March 1, 2026, and $148.3 million on April 10, 2026. (6) Debt is reflective of Series C which includes pledged land from (i) Richardson Land I, (ii) Richardson Land II, and (iii) and Park Highlands encumbered land. Series C is expected to be replaced with a U.S.-based refinancing partner. (7) The Bank of America portfolio loan is cross-collateralized by (i) Oakland City Center, (ii) The Marq, (iii) Park Centre, and (iv) 1180 Raymond. The table above reflects a hypothetical allocation of the debt balance based on the fair value of the properties after accounting for the minimum release prices related to 1180 Raymond and the Marq. (8) Note that 110 William debt balance is as of March 31, 2025 and excludes a $20 million mezzanine loan and ~$3 million supplemental draw received during 2Q25. Refer slide 10 regarding this property. (9) Property value was previously written off in the company's financial reports. The JV closed on a deed in lieu as part of the sale of the loan to another lender (note sale) in July 2025. As a result, the JV no longer be owned by the Company. (10) The above table excludes Series B and Series D bonds which are not pledged against any assets. Refer to footnote 6 for Series C. Also note that consolidated and unconsolidated properties do not factor minority interest. (11) Equity amounts for are calculated as fair value less debt. Other reconciling items are discussed in footnote 10. A B A - B As of March 31, 2025 Currency: USD 000 Ref Initial maturity Extended maturity Fair value Debt Equity (11) Georgia 400 Center 1 3/22/2025 3/22/2025 66,421 39,515 26,906 Crown Pointe 2 4/1/2025 4/1/2027 80,349 54,738 25,611 Richardson Office 3 4/30/2025 4/30/2025 35,506 11,958 23,548 Q&C Hotel 3 4/30/2025 4/30/2025 33,600 21,903 11,697 Madison Square 4 4/8/2025 10/7/2029 36,626 20,722 15,904 Lincoln Court 8/7/2025 8/7/2028 40,685 31,325 9,360 Residential Homes Portfolio 5 Various Various 395,222 190,583 204,639 Richardson Land I 8,070 6,341 1,729 Richardson Land II 14,010 3,653 10,357 Park Highlands Land (Pledged) 62,300 28,199 34,101 Eight & Nine Corporate Centre 2/9/2026 2/9/2029 70,697 20,000 50,697 1180 Raymond 71,247 49,280 21,967 Park Centre 31,609 14,120 17,490 The Marq 88,186 51,657 36,529 Oakland City Center 88,828 39,679 49,149 210 West 31st Street n/a n/a 29,000 - 29,000 Park Highlands Land (Non-Pledged) n/a n/a 39,841 - 39,841 S-REIT securities n/a n/a 13,154 - 13,154 Consolidated 1,205,351 583,674 621,677 110 William St. (at 100%) 8 7/5/2026 7/5/2028 492,095 302,048 190,047 Opportunity Zone Fund (at 100%) Various Various 129,132 57,782 71,350 353 Sacramento (at 100%) 9 12/1/2024 12/1/2026 97,734 112,000 (14,266) Total including Unconsolidated 10 1,924,312 1,055,504 868,808 6 7 9/1/2026 9/1/2028 1/31/2026 1/31/2026 8 April Asset Business Plan Update Note: There can be no assurance the above activities will occur, including but not limited to, refinances and asset sales. Actual results may vary. Property/Loan April Plan Update Georgia 400 Center Sell asset and reduce $6M recourse risk Completed sale July 7, reduce recourse obligation down to $200K from $6M. Crown Pointe Sell asset Listed and in the market, no further cash needs from the Company. Richardson Offices List for sale Listed with two offers in, currently negotiating. Q&C Hotel List for sale Listing delayed due to Marriott PIP requirement finalization, PIP received and in the market. Madison Square Request loan extension Received extension until November and will be listing for sale to be completed by November. Lincoln Court Extend loan Still working on this with the bank, no change. PORT Market for sale In discussions with a prospective buyer; preparing to bring portfolio to market. Richardson Land I&II Refinance for Series C payoff Part of a new loan and expecting to close in 7–10 days to pay off Series C and fund Series B & D interest payments. Park Highlands Land Sale Refinance for Series C payoff Part of a new loan and expecting to close in 7–10 days to pay off Series C and fund Series B & D interest payments. Eight & Nine Corp. Center Refinance current loan Work in progress, no quotes to date. 1180 Raymond List for sale Received an unsolicited bid, after a month of discussion we decided to take it to the broader market, listed with JLL and currently in the market. The Marq Refinance current loan Received a term sheet for the loan and currently being underwritten. Park Centre and Oakland City Center Reassess after sale of 1180 Raymond and The Marq n/a BofA Loan Reduce amortization to free up cashflow Received a 3 month forbearance of amortization increasing cashflow by $2.1M. 110 William St Office Continue build-out DCAS signed off on Phase 2 (Tranche B) of the takedown on July 2, and will begin moving in, final Phase 3 (Tranche C) to be completed August 31. 353 Sacramento Street Transfer asset to bank and reduce liability Closed DIL transaction, removed $4M of liability at closing.

Residential Home Portfolio – Sensitivity Analysis

PORT's Net Operating Income is forecasted to experience cost reductions and increased occupancy in FY25, which directly impacts values.

Net Operating Income – changes to cost and occupancy

Currency: USD 000		Occupancy		
		Mar25 TTM	95%	98%
Cost Reduction	Mar25 TTM	14,717	15,419	16,473
	-2%	15,125	15,827	16,881
	-5%	15,737	16,439	17,493

In December 2024, the company partnered with Second Avenue Group ("SAG") for portfolio management. SAG previously enhanced NOI and operations in PORT's 257 Jacksonville homes within months of acquisition. The partnership is expected to drive similar improvements in FY25.

PACIFIC OAK

*The sensitivity analysis depicted on this slide TTM Mar25 net operating income. There can be no assurance that the Company will be able to achieve cost reductions and increase occupancy in its residential home portfolio or that the post-optimization values will be realized.

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110 William Update

640,000 SF LEASE SIGNED FOR 20-YEAR TERM WITH AA CREDIT-RATED TENANT (JUNE 2023), DEBT & EQUITY RESTRUCTURED (JULY 2023)

- The lease brings the building occupancy up to 97.4% as of March 31, 2025.
- The tenant takes occupancy gradually (in phases of approximately 200,000 SF each) as improvements are completed.

CONSTRUCTION IS ON SCHEDULE

- Tranche A and Tranche B were delivered in April and July 2025, and Tranche C are expected to be delivered in August 2025 (marking "substantial completion of the work"). Full occupancy in the second half of 2025 is aligned with the original schedule.
- The fair value of the property as of March 31, 2025 was $492.1 million (following a Q1 increase of $27 million).
- Stabilized value expected to be approximately $500 million to $550 million.

Tranche A		Tranche B	Tranche C



Finished 3rd floor — Finished 4th floor — Finished 6th, 7th floor — Finishing 29th, 30th floor





PACIFIC OAK

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110 William Recapitalization Economics

Based on the latest trends of return-to-office mandates and increased demand of Class A properties in New York City we believe there is high probability of a 110 William office sale after stabilization is achieved in the fourth quarter of FY25.

The adjacent table shows forecasted returns from the deal waterfall based on cap rate sensitivity.

We expect demand to grow post-stabilization of 110 William and have outlined forecasted LTVs.

Property level data (at 100%):

Currency: USD 000	Ref	March 31, 2025	At-stabilization
Fair value[1]	A	582,484	540,000
Debt	B	357,529	325,048
Equity	A - B = C	224,955	214,952
LTV	B / A	61.4%	60.2%
Forecast:			
Net operating income			27,000
Interest expense			25,778
Funds from operations			1,222

Cap Rate	5.00%	5.25%	5.50%
Gross Sale Price	567,298,556	540,284,339	515,725,960
PSF	611	582	555
	5.00%	5.25%	5.50%
Distributable Gross Receipts	244,597,252	218,575,808	194,919,949
Pac-Oak:			
	5.00%	*5.25%*	*5.50%*
Gross Receipts	216,997,142	199,831,523	182,089,629
% of Distr. Gross Receipts	*88.7%*	*91.4%*	*93.4%*
Invested	104,500,000	104,500,000	104,500,000
	5.00%	*5.25%*	*5.50%*
Profit	**112,497,142**	**95,331,523**	**77,589,629**
	5.00%	*5.25%*	*5.50%*
IRR	23.18%	20.59%	17.67%
	5.00%	*5.25%*	*5.50%*
MOIC	2.08x	1.91x	1.74x
Invesco:			
	5.00%	5.25%	5.50%
Gross Receipts	27,856,120	19,000,295	13,086,331
% of Distr. Gross Receipts	*11.4%*	*8.7%*	*6.7%*
Invested	85,739,763	85,739,763	85,739,763
Profit	**(57,883,642)**	**(66,739,467)**	**(72,653,432)**

(1) $500 to $550 million represents the forecasted post-stabilization value which is expected in the fourth quarter of 2025.

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PACIFIC OAK

CAPITAL ADVISORS



Office
Multifamily
Lands
Bruce Woodbury Beltway
215 Bruce Woodb

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Single Family Rentals
Hotel